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                                                                    EXHIBIT 99.1


NUMBER:           99-3
DATE:             June 4, 1999
CONTACT:          David J. Simpson
                  Vice President, Chief Financial Officer and Secretary
                  616-385-2600



                                STRYKER ANNOUNCES
                          AMENDMENT TO CREDIT FACILITY


         Kalamazoo, Michigan -- Stryker Corporation (NYSE: SYK) announced that, effective today, its $1.65 billion credit facility has been amended to lower the net borrowing cost by an average of 50 basis points, or approximately $7 million per year on current borrowings. The amendment reflects improvements in the financial markets since the December 4, 1998 financing of the Howmedica acquisition. The credit facility and the amendment were arranged by Goldman Sachs Credit Partners L.P. and Bank of America.

         Stryker Corporation develops, manufactures and markets specialty surgical and medical products, including orthopaedic reconstructive, trauma and spinal implants, powered surgical instruments, endoscopic systems, patient care and handling equipment for the global market and provides outpatient physical therapy services in the United States.